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                                                                    EXHIBIT 11.1


                      PROJECT SOFTWARE & DEVELOPMENT, INC.

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

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                                           Three months         Three months         Nine months          Nine months
                                              ended                ended               ended                 ended
PRIMARY:                                     06/30/97             06/30/96            06/30/97              06/30/96
                                           ------------         ------------         -----------          -----------
Weighted average common shares               9,826,396            9,608,676            9,767,357            9,583,645
outstanding ..................
Common stock equivalents .....                 145,335              446,779              310,447              457,539
                                            ----------          -----------          -----------          -----------
                                             9,971,731           10,055,455           10,077,804           10,041,184
                                            ----------          -----------          -----------          -----------

Net income ...................              $2,490,478          $ 2,749,896          $ 7,555,034          $ 6,324,634

Net income per share .........              $     0.25          $      0.27          $      0.75          $      0.63



FULLY DILUTED:

Weighted average common shares               9,826,396            9,608,676            9,767,357            9,583,645
outstanding ..................
Common stock equivalents .....                 145,886              476,853              322,716              488,986
                                            ----------          -----------          -----------          -----------
                                             9,972,282           10,085,529           10,090,073           10,072,631
                                            ----------          -----------          -----------          -----------

Net income ...................              $2,490,478          $ 2,749,896          $ 7,555,034          $ 6,324,634
Net income per share .........              $     0.25          $      0.27          $      0.75          $      0.63

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